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                                                                Exhibit 5.F

                          INVESTMENT ADVISORY AGREEMENT

                         THE ADVISORS' INNER CIRCLE FUND

         AGREEMENT made this 21st day of November, 1994 by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "Trust"), and AIG Capital Management Corp. (the "Adviser").

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies;

         WHEREAS, the Trust has retained SEI Financial Management Corporation (the "Administrator") to provide administration of the Trust's operations, subject to the control of the Board of Trustees; and

         WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to its AIG Money Market Fund portfolio (the "AIG Portfolio"), and the Adviser is willing to render such services.

         NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

         1. Duties of the Adviser. The Trust employs the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment program of the AIG Portfolio, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities.

                  The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the AIG Portfolio set forth in the Trust's prospectus and statement of additional information as amended from time to time, and applicable laws and regulations.
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                  The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         2. Portfolio Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the AIG Portfolio and is directed to use its best efforts to obtain the best net results as described in the Trust's prospectus and statement of additional information from time to time. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

                  It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of
                  Section 28(e) of the Securities Exchange Act of 1934.

         3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule which is attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule, to the assets. The fee shall be based on the average daily net assets for the month involved.

                  All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         4.       Other Expenses. The Adviser shall pay all expenses of
                  preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, and sales literature to prospective clients to the extent these expenses are not borne by the Trust under a distribution plan adopted pursuant to Rule 12b-1.
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         5.       Excess Expenses. If the expenses for the AIG Portfolio for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which Shares are qualified for offer and sale, the Adviser shall bear such excess cost.

                  However, the Adviser will not bear expenses of the Trust or the AIG Portfolio which would result in the Trust's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to Section 3 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

         6. Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         7. Status of the Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         8. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

         9. Limitation of Liability of the Adviser. (a) The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss, liability, claim,
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                  damage or expense arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act), or a loss, liability, claim, damage or expense resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. As used in this Section 9, the term "Adviser" shall include directors, officers, employees and other corporate agents and affiliates of the Adviser as well as that corporation itself.

                  (b) Notwithstanding clause (a) of this Section 9, the Trust, utilizing solely the assets of the AIG Portfolio, shall indemnify the Adviser from, and hold it harmless against, any and all losses, liabilities, claims, damages or expenses (including, without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any pending or threatened investigation, litigation or other proceedings) to which the Adviser may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or the Investment Advisers Act of 1940, each as amended, under the 1940 Act, under any other statute, common law or otherwise, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, arising out of any untrue statement or alleged untrue statement of a material fact supplied by a party other than the Adviser and contained in the Registration Statement or prospectus or statement of additional information covering shares of the AIG Portfolio, or any amendment thereof or any supplement thereto, provided, however, that in no case shall the Adviser be indemnified where such loss, liability, claim, damage or expense is based upon the Adviser's willful misfeasance, gross negligence, bad faith or reckless disregard of its duties hereunder or under law.

                  (c) In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Adviser harmless, a determination must be made either by a vote of a majority of the disinterested Trustees or by opinion of independent legal counsel that indemnification is available. In addition, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Adviser will use all
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                  reasonable care to identify and notify the Trust promptly
                  concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the Adviser's rights hereunder.
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                           10.   Permissible Interests. Trustees, agents, and
                  shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

         11. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect until November 21, 1996, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
                  (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the AIG Portfolio; provided, however, that if the shareholders of the AIG Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  This Agreement may be terminated as to the AIG Portfolio at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the AIG Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations
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                           thereunder; subject to such exemptions as may be
                  granted by the Securities and Exchange Commission under said Act.

         12. Use of Word "AIG" in the Name of the AIG Portfolio. The Trust acknowledges that the name "AIG" has become distinctive in connection with investment advisory and related services provided by the Adviser and the word "AIG" in the name of the AIG Portfolio is understood to be used by the Trust with the Adviser's consent, and the Adviser hereby grants to the Trust a non-exclusive license to use the name "AIG Money Market Fund" upon the conditions hereinafter set forth; provided that the Trust may use such name only so long as the Adviser shall be retained as the investment manager of the Trust with respect to the AIG Portfolio pursuant to the terms of this Agreement. Any such use by the Trust shall in no way prevent the Adviser or any of its successors, assigns or affiliates from using or permitting the use of the word "AIG" or the name "AIG Money Market Fund" with any other word or words, for, by or in connection with any other entity or business, other than the Trust or its business, whether or not the same directly competes or conflicts with the Trust or its business in any manner. The Trust acknowledges that the Trust shall use the word "AIG" for the period set forth herein in a manner not inconsistent with AIG's interests and that the Trust's rights in the word "AIG" are limited to the use of the word "AIG" as a component of the legal name of the AIG Portfolio and in connection with accurately describing the activities of the AIG Portfolio. In the event that the Adviser shall cease to be the investment manager of the AIG Portfolio, the Trust at its own expense, upon the Adviser's written request, (i) shall amend the name of the AIG Portfolio to delete from its name the word "AIG" and shall thereafter cease to use the word "AIG" or any combination thereof as part of the name of the AIG Portfolio or for any other commercial purpose (other than the right to refer to its former name in the prospectus relating to the Trust for a one year period after such name change), (ii) shall, in connection with such amendment, inform shareholders of the AIG Portfolio that the Adviser has ceased to be the investment adviser of the AIG Portfolio, and (iii) shall use reasonable efforts to cause the Trust's officers, Trustees, and shareholders to take any and all actions which may be necessary to effect the foregoing and to reconvey to the Adviser all rights which the Trust may have to such word. The Trust and the Adviser agree to take any and all actions as may be reasonably necessary to effect the foregoing.
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                  The Adviser hereby agrees and consents to the use of the word
                  "AIG" upon the foregoing terms and conditions.

         13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 680 East Swedesford Road, Wayne, PA 19087 and if to the Adviser at: 70 Pine Street, New York, New York 10270.

         14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

         16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the AIG Portfolio of the Trust.
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No portfolio of the Trust shall be liable for the obligations of any other portfolio of the Trust. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of the AIG Portfolio for payment of fees for services rendered to the AIG Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the day and year first written above.

THE ADVISORS' INNER CIRCLE FUND

By:
         ------------------------------------
         Name:
         Title:

Attest:
         ------------------------------------

AIG CAPITAL MANAGEMENT CORP.

By:
         ------------------------------------
         Name:
         Title:

Attest:
         ------------------------------------
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                      Schedule A dated November 21, 1994
                                    to the
                      Investment Advisory Agreement dated
                               November 21, 1994
                                    between
                        The Advisors' Inner Circle Fund
                                      and
                         AIG Capital Management Corp.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio                                            Fee (in basis points)
AIG Money Market Fund                                .25%